China Green Agriculture, Inc. Appoints New Chief Financial Officer

XI'AN, China, April 27, 2010/PRNewswire-Asia-FirstCall/ – China Green Agriculture, Inc. (NYSE: CGA; "China Green Agriculture" or "the Company"), a leading producer and distributor of humic acid ("HA") based compound fertilizer through its wholly owned subsidiary, Shaanxi TechTeam Jinong Humic Acid Product Co., Ltd., today announced that it has named Mr. Ken Ren as Chief Financial Officer (CFO), effective April 23, 2010. Mr. Ren replaces Ms. Ying Yang, who will remain available to China Green Agriculture as a consultant during the initial transition.

Prior to joining China Green Agriculture, Mr. Ren served as a capital market analyst for the Federal Home Loan Bank of Des Moines, where he analyzed, priced, and assisted in trading investments and issuing debt, conducted hedges and performed analatical work for merger and acquisitions completed by portfolio clients. Mr. Ren previously served as a senior investment associate at Galliard Capital Management of Wells Fargo, an asset management subsidiary of Wells Fargo which provides money management services to institutional clients. Previously Mr. Ren served as a portfolio analyst at GMAC-ResCap where he was responsible for risk analytics in managing ResCap’s credit residual portfolio.  Mr. Ren received a Ph.D. degree in Operations Research in 2006 from the College of Engineering, and a M.S. degree in Computational Finance in 2004 from the Department of Statistics, from Purdue University.

“We welcome Mr. Ren to the China Green Agriculture management team as our newly appointed chief financial officer, and look forward to the benefit of his fianancial, analytical and capital markets experience and knowledge,” stated Mr. Tao Li, the Company’s chairman and CEO.  “We anticipate that Mr. Ren will play a significant role as we continue to pursue growth opportunities through internal development and more importantly, future acquisitions in the fertizer industry.  We also extend our appreciation to Ms. Yang for her previous contributions to the Company and her continued efforts to help ensure a smooth and orderly transition.”

About China Green Agriculture, Inc.
China Green Agriculture, Inc. currently offers 148 different HA-based compound fertilizers, which are distributed via 552 individual distributors covering 21 provinces, 4 autonomous regions and 3 municipal cities in China. Its fertilizer products are certified by the Chinese government as "Green Food Production Materials." The leading five provinces which collectively accounted for 34.7% of the Company's fertilizer revenue for the three months ended December 31, 2009 are Shaanxi (9.1%), Shandong (6.8%), Guangdong (6.7%), Heilongjiang (6.2%) and Hebei (5.9%). For more information, visit http://www.cgagri.com .

Safe Harbor Statement
This press release contains forward-looking statements concerning the Company's business, products and financial results. The Company's actual results may differ materially from those anticipated in the forward-looking statements depending on a number of risk factors including, but not limited to, the following: general economic and business conditions, development, shipment, market acceptance, additional competition from existing and new competitors, changes in technology, and various other factors beyond the Company's control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risk factors detailed in the Company's reports filed with the Securities and Exchange Commission. China Green Agriculture undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

    For more information, please contact:

    HC International, Inc.
     Ted Haberfield, Executive VP
     Tel:   +1-760-755-2716
     Email: thaberfield@hcinternational.net

    In China:

    China Green Agriculture, Inc.
     Mr. Jonnie Wang, Secretary of Board, Investor Relations Officer
     Tel:   +86-29-8826-6368
     Email: wangxilong@cgagri.com